Exhibit 99.1

NEWS

FOREST OIL CORPORATION	FOR FURTHER INFORMATION
707 17th STREET, SUITE 3600	CONTACT: LARRY C. BUSNARDO
DENVER, COLORADO 80202	DIRECTOR - INVESTOR RELATIONS
303.812.1441

FOR IMMEDIATE RELEASE

FOREST OIL GRANTS EQUITY AWARDS TO CEO

DENVER, COLORADO — October 1, 2012 - Forest Oil Corporation (NYSE:FST) (Forest or the Company) today reported equity awards granted to Patrick R. McDonald, who was appointed as the Company’s President and Chief Executive Officer on September 12, 2012.

Mr. McDonald will receive equity grants of 185,000 shares of restricted stock, which will vest on September 12, 2015, and 278,000 performance units, each of which represents a contractual right to receive one share of Forest’s common stock.  The actual number of shares that may be ultimately deliverable under the performance unit awards, however, will range from 0% to 200% of the number of performance units granted, depending on Forest’s relative total shareholder return in comparison to the peer companies identified in the form of award agreements during the applicable performance period of September 12, 2012 to September 11, 2015.

A portion of Mr. McDonald’s equity grant equal to all of the shares of restricted stock and 145,000 performance units was granted pursuant to the inducement award exemption provided by Section 303A.08 of the New York Stock Exchange (NYSE) Listed Company Manual, and were therefore not awarded under Forest’s stockholder approved equity plan.  Mr. McDonald was appointed as Forest’s President and Chief Executive Officer before his compensation package was finalized and approved by the Compensation Committee of the Board of Directors.  Based on preliminary discussions with Mr. McDonald prior to his appointment, the Compensation Committee has determined to grant the aforementioned equity awards, including the inducement awards, as part of Mr. McDonald’s compensation package.  To comply with the terms of this exemption, the inducement grant requires an immediate public announcement of the award and written notice to the NYSE.

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that Forest assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should, or may occur in the future are forward-looking statements. The forward-looking statements provided in this press release are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Forest cautions that future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures, and other forward-looking statements relating to Forest are subject to all of the risks and uncertainties normally incident to their exploration for and development and production and sale of liquids and natural gas.

These risks relating to Forest include, but are not limited to, oil and natural gas price volatility, its level of indebtedness, its ability to replace production, its ability to compete with larger producers, environmental risks, drilling and other operating risks, regulatory changes, credit risk of financial counterparties, risks of using third-party transportation and processing facilities and other risks as described in reports that Forest files with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.  Any of these factors could cause Forest’s actual results and plans to differ materially from those in the forward-looking statements.

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Forest Oil Corporation is engaged in the acquisition, exploration, development, and production of natural gas and liquids in the United States and selected international locations.  Forest’s principal reserves and producing properties are located in the United States in Arkansas, Louisiana, Oklahoma, Texas, Utah, and Wyoming.  Forest’s common stock trades on the New York Stock Exchange under the symbol FST.  For more information about Forest, please visit its website at www.forestoil.com.

October 1, 2012